UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2025

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendments to Senior Executive Short-Term Incentive Plan for Fiscal Year 2026

On April 14, 2025, the Human Capital and Compensation Committee of our Board of Directors (the “Committee”) established the performance criterion and goals for, and target amounts payable under, our Senior Executive Short-Term Incentive Plan, as amended by its determinations for fiscal year 2026 (the “STIP”). In light of certain restructuring actions that we previously announced, the Committee determined that it was in our best interests and the best interests of our shareholders to review the STIP and the previously established performance criterion and goals. Following that review, on June 12, 2025, the Committee amended the STIP to include corporate performance goals related to revenue and adjusted operating cash flow, and segment-level goals related to adjusted operating cash flow.

The amendment to the STIP did not change the aggregate target award for fiscal year 2026 for any grantee of an award under the STIP. The following table sets forth, for each of Gregory Woods, our President and Chief Executive Officer, Thomas DeByle, our Vice President, Chief Financial Officer and Treasurer, Michael Natalizia, our Chief Technology Officer and Vice President of Strategic Alliances, and Thomas Carll, our Senior Vice President, General Manager – Aerospace (who we refer to collectively as the participants), the percentage of base salary (the “Target Award Percentage”) that constitutes each participant’s aggregate target award under the STIP for fiscal year 2026.

Name	Target Award Percentage for Fiscal Year 2026
Gregory Woods	80%
Thomas DeByle	45%
Michael Natalizia	35%
Thomas Carll	40%

The amounts ultimately payable under the amended STIP to each of the participants will be based on the achievement of corporate performance goals and segment-level performance goals as follows, expressed as percentages of each participant’s target award:

Name	AstroNova Revenue	AstroNova Adjusted Operating Cash Flow	AstroNova Adjusted EBITDA	Aerospace Segment Revenue	Aerospace Segment Adjusted Operating Income	Aerospace Segment Adjusted Operating Cash Flow
Mr. Woods	25%	25%	50%	—	—	—
Mr. DeByle	25%	25%	50%	—	—	—
Mr. Natalizia	25%	25%	50%	—	—	—
Mr. Carll	—	—	20%	35%	20%	25%

The bonus earned by each participant under the amended STIP for fiscal year 2026 with respect to each performance goal will be calculated separately as follows:

•

No bonus with respect to a performance goal will be paid unless our or the applicable segment’s performance for fiscal year 2026 with respect to that performance goal equals a threshold established by the Committee, in which case the bonus with respect to that performance goal shall be 50% of that performance goal target award.

•

If our or the applicable segment’s fiscal year 2026 performance with respect to a performance goal equals a target established by the Committee, the bonus with respect to that performance goal shall be 100% of that performance goal target.

•

If our or the applicable segment’s fiscal year 2026 performance with respect to a performance goal falls between the applicable threshold and target, the bonus payable with respect to that performance goal will be determined through linear interpolation.

•

An incremental bonus of up to 100% of each participant’s performance goal target award with respect to each performance goal will be paid if our or the applicable segment’s fiscal year 2026 performance with respect to that performance goal falls between the target and a superior level of performance established by the Committee. If our or the applicable segment’s fiscal year 2026 performance falls between the target and superior levels of performance, the bonus paid with respect to that performance goal will be determined through linear interpolation. No further bonus will be paid under the STIP with respect to any performance goal for performance in excess of the superior level.

For purposes of the 2026 STIP, as amended,

•

Adjusted EBITDA means our net income (loss) determined in accordance with United States generally accepted accounting principles (“GAAP”), adjusted to exclude interest income (expense), depreciation and amortization, income tax expense (provision), share-based compensation and such other items as may be approved by the Committee;

•

Aerospace Segment Operating Income means the Aerospace segment’s operating income (loss) determined in accordance with GAAP, adjusted to exclude MTEX-related acquisition expenses, inventory step-up costs and restructuring charges, each net of taxes, and such other items as may be approved by the Committee;

•

AstroNova Adjusted Operating Cash Flow means our operating income (loss) determined in accordance with GAAP, adjusted to exclude MTEX-related acquisition expenses, inventory step-up costs and restructuring charges, each net of taxes, and such other items as may be approved by the Committee, and further adjusted to add back depreciation and amortization expense, to subtract capital expenditures, and to exclude the impact of changes in inventory, accounts receivable, and accounts payable;

•

Aerospace Segment Operating Cash Flow means the Aerospace segment’s Adjusted Operating Income, further adjusted to add back segment depreciation and amortization expense, to subtract segment capital expenditures, and to exclude the impact of changes in segment inventory, segment accounts receivable, and segment accounts payable;

•	AstroNova Revenue and Aerospace Segment Revenue are determined in accordance with GAAP.

All payments and awards will be subject to the other provisions and limitations of the STIP, including:

•

Aggregate annual awards under the STIP may not exceed 15% of the Corporation’s consolidated operating income for the applicable fiscal year, determined without deduction for the payment of awards under the STIP.

•	Aggregate awards earned must be fully accounted for when determining whether a performance goal based upon Adjusted EBITDA has been achieved.

Form of Stock-Settled Performance Award Agreement

Also on June 12, 2025, the Committee approved a form of Stock-Settled Performance Award Agreement (the “Award Agreement”) for use pursuant to our 2018 Equity Incentive Plan (as amended, the “2018 Plan”). The Award Agreement provides for the issuance of Stock-Settled Performance Awards (“Awards”). Each Award is granted with a reference value that is denominated in dollars. The Committee will establish performance goals for each Award, which will be used to determine the earned value of the Award, which may be more or less than the reference value. The number of shares issuable upon settlement of an Award is equal to the earned value divided by the greater of (i) the fair market value of one share of our common stock on the grant date and (ii) the fair market value of one share of our common stock on the date the Committee certifies the level of achievement with respect to the performance goals under the award. Each Award Agreement will provide for any vesting provisions applicable to shares issued upon settlement of the Award and the treatment of the Award in connection with a change in control or the termination of the grantee’s service with us.

The foregoing description of the form of Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Award Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Long-term Incentive Program for Fiscal Years 2026 through 2028

On June 12, 2025, we granted Stock-Settled Performance Awards to each of Messrs. Woods, DeByle, Natalizia and Carll with the following reference values:

Name	Reference Value for Stock-Settled Performance Award
Gregory Woods	$715,500
Thomas DeByle	$247,500
Michael Natalizia	$98,000
Thomas Carll	$102,000

The earned value for each of these awards will be determined by our performance in our fiscal year ended January 31, 2028 (the “Performance Year”) with respect to Cumulative Organic Sales Growth and Adjusted EPS (each as defined below; each a “Performance Goal” and together, the “Performance Goals”). The Performance Goals are equally weighted for each of the participants.

The Target, Threshold and Superior levels of performance for each of the Performance Goals are:

Performance Goal	Threshold	Target	Superior
Cumulative Organic Revenue Growth	20%	25%	30%
Adjusted EPS	$1.35	$1.60	$1.85

The earned value amount with respect to each Performance Goal shall be determined as follows:

•

If our performance for the Performance Year with respect to a Performance Goal is less than the applicable Threshold level of performance, the earned value amount with respect to that Performance Goal will be zero.

•

If our performance for the Performance Year with respect to a Performance Goal is equal to the applicable Threshold level of performance, the earned value amount with respect to that Performance Goal will be equal to 25% of the Reference Value.

•

If our performance for the Performance Year with respect to a Performance Goal is equal to the applicable Target level of performance, the earned value amount with respect to that Performance Goal will be equal to 50% of the Reference Value.

•

If our performance for the Performance Year with respect to a Performance Goal is equal to the applicable Superior level of performance, the earned value amount with respect to that Performance Goal will be equal to 75% of the Reference Value; no additional Earned Value amount will be awarded with respect to performance for either Performance Goal that exceeds the Superior level of performance.

•

If our performance for the Performance Year with respect to a Performance Goal falls between the applicable Threshold and Target levels of performance or between the applicable Target and Superior levels of performance, the earned value amount with respect to that Performance Goal will be determined through linear interpolation.

If our performance for the Performance Year with respect to one Performance Goal equals or exceeds the applicable Threshold level of performance but our performance with respect to the other Performance Goal is less than the applicable Threshold level of performance, the earned value amount with respect to the Performance Goal for which the Threshold level of performance is met or exceeded will be reduced by 20%.

The earned value to be used for determining how many shares of our common stock will be issued to each grantee upon settlement of the Stock-Settled Performance Award will be equal to the sum of the earned value amounts for both of the Performance Goals. The total number of shares issued to a participant in respect of the Awards will be equal to the earned value divided the greater of (i) the fair market value of one share of our common stock on the grant date and (ii) the fair market value of one share of our common stock on the date the Committee certifies the level of achievement with respect to the Performance Goals. Any shares of common stock issued upon settlement of the Stock-Settled Performance Awards will be fully vested at the time of issuance.

Based on the closing price of $9.29 for our common stock on June 12, 2025, the grant date for the Stock-Settled Performance Awards, the earned value and maximum number of shares that can be earned by each of the participants with respect to each Performance Goal at each of the levels of performance is as follows:

	Earned Value and Maximum Number of Shares Issuable for Each Performance Goal at Specified Levels of Performance
	Threshold		Target		Superior
	Earned Value	Shares	Earned Value	Shares	Earned Value	Shares
Gregory Woods	$178,875	19,254	$357,750	38,509	$536,625	57,763
Thomas DeByle	$61,875	6,660	$123,750	13,320	$185,625	19,981
Michael Natalizia	$24,500	2,637	$49,000	5,274	$73,500	7,911
Thomas Carll	$25,500	2,744	$51,000	5,489	$76,500	8,234

For purposes of the Stock-Settled Performance Awards granted to Messrs. Woods, DeByle, Natalizia and Carll,

•

“Adjusted EPS” means our earnings per share, as calculated in accordance with GAAP, adjusted to exclude the impact of non-recurring items, as approved by the Committee, such as restructuring charges, impairment charges, and unbudgeted gains or losses outside the control of management; and

•

“Cumulative Organic Revenue Growth” means the amount, expressed as a percentage, by which our revenue in the Performance Year, excluding any revenues attributable to any subsidiary, product line or other line of business we may acquire subsequent to January 31, 2025, exceeds our revenues for our fiscal year ended January 31, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Form of Stock-Settled Performance Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: June 12, 2025	By:	/s/ Thomas D. DeByle
Thomas D. DeByle
Vice President, Chief Financial Officer and Treasurer